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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-24573) of our reports dated January 21, 1997 on the Advanta Corp. consolidated financial statements included in the Advanta Corp. Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Amendment No. 1 to Registration Statement File No. 333-24573.


                                          ARTHUR ANDERSEN LLP
Philadelphia, PA

June 6, 1997